UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):                                                                                                 January 17, 2023

Waterstone Financial, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-36271	90-1026709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11200 W Plank Ct, Wauwatosa, Wisconsin  53226
(Address of principal executive offices)
414-761-1000
Registrant’s telephone number, including area code:
Not Applicable
Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	WSBF	The NASDAQ Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities and Exchange Act of 1934.

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 4.01 Change in Registrant’s Certifying Accountant.

a.	Dismissal of Registrant’s Registered Public Accounting Firm

As previously disclosed on January 17, 2023, CliftonLarsonAllen LLP (“CLA”), Waterstone Financial, Inc.’s (“the Company”) independent registered public accountant, informed the Company that CLA would decline to stand for re-appointment after completion of the audit for the year ended December 31, 2022, as a result of CLA’s determination to cease providing certain audit services to SEC registrants upon completion of the 2022 audit cycle. On February 28, 2023, CLA completed its audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2022.  Accordingly, as of February 28, 2023, CLA is no longer the Company’s independent registered public accountant.

CLA’s audit reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2022 and 2021 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2022 and 2021 and the subsequent interim period through February 28, 2023, there were no: (1) disagreements with CLA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events under Item 304(a)(1)(v) of Regulation S-K.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided CLA with a copy of the disclosures it is making in this Current Report on Form 8-K/A and requested from CLA a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such disclosures.  A copy of CLA’s letter dated March 3, 2023 is attached as Exhibit 16.1 hereto.

b.	Newly Engaged Independent Registered Public Accounting Firm

As previously disclosed on January 17, 2023, the Audit Committee of the Board of Directors of Waterstone Financial, Inc. approved the appointment of FORVIS, LLP (“FORVIS”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2023 after a competitive request for proposal process.  The appointment of FORVIS was effective upon completion of the audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2022 by CLA, which occurred on February 28, 2023.  Prior to retaining FORVIS, neither the Company nor anyone acting on its behalf consulted with FORVIS with respect to: (i) the application of accounting principles to a specified transaction, either contemplated or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, (iii) any report or oral advice provided to the Company that FORVIS concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (iv) any matter that was either the subject of a “disagreement” or a “reportable event” (as those terms are defined in Item 304(a)(1) (iv) and (v) of Regulation S-K, respectively).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16	Letter regarding change in certifying accountant.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waterstone Financial, Inc.

Date: March 3, 2023	/s/ William F. Bruss
Name: William F. Bruss
Title: President